EXHIBIT 23.1


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-151751) of Bion Environmental Technologies, Inc. of our report dated September 23, 2009 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of this annual report on Form 10-K for the year ended June 30, 2009.

/S/ GHP HORWATH, P.C.

Denver, Colorado
September 23, 2009